Exhibit 99.3

Chico Coffman Tank Trucks, Inc. and Subsidiaries

Consolidated Financial Statements as of

June 30, 2012 and December 31, 2011 and

For the Six Months Ended June 30, 2012 and 2011

CONTENTS

CONSOLIDATED BALANCE SHEETS	3

CONSOLIDATED STATEMENTS OF OPERATIONS	4

CONSOLIDATED STATEMENTS OF CASH FLOWS	5-6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	7-12

CHICO COFFMAN TANK TRUCKS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30, 2012 (Unaudited)	Dec. 31, 2011 (Audited)
	2012	2011
Assets

Current assets:
Cash	$230,350	$2,313
Certificate of deposit	28,207	28,207
Accounts receivable	2,698,161	3,066,821
Parts inventory	255,548	403,718
Prepaid expenses, primarily insurance	673,983	1,110,499

Total current assets	3,886,249	4,611,558

Property and equipment, net (Note 3)	7,600,222	8,483,034

Total assets	$11,486,471	$13,094,592

Liabilities and Stockholder’s Equity and Members’ Capital

Current liabilities:
Line of credit	$500,000	$500,000
Current portion of long-term debt	3,038,892	2,136,764
Current portion of treasury stock notes	314,062	314,062
Accounts payable	3,506,968	3,489,659
Financed insurance premiums payable	162,047	644,655
Accrued liabilities, primarily payroll and local taxes	1,028,181	953,644

Total current liabilities	8,550,150	8,038,784

Long-term liabilities:
Installment and term loans, less current portion	903,388	2,466,494
Treasury stock notes, less current portion	2,004,658	2,163,256

Total long-term liabilities	2,908,046	4,629,750

Commitments and contingencies (Note 7)

Stockholder’s equity and members’ capital:
Common stock	500	500
Additional paid in capital	4,500	4,500
Retained earnings and members’ capital	4,035,566	4,431,300
Treasury stock, at cost	(4,010,263)	(4,010,263)
Noncontrolling interest	(2,028)	21

Total stockholder’s equity and members’ capital	28,275	426,058

Total liabilities and stockholder’s equity and members’ capital	$11,486,471	$13,094,592

See accompanying notes to consolidated financial statements.

CHICO COFFMAN TANK TRUCKS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Six Months Ended June 30,
	2012	2011
Revenues, net of discounts	$20,337,308	$18,721,381

Cost of revenues:
Labor	7,949,497	6,947,236
Fuel	3,892,793	4,330,044
Repairs and maintenance	1,771,904	1,523,044
Other costs, primarily salt water disposal fees	940,001	804,820

Total cost of revenues	14,554,195	13,605,144

Gross profit	5,783,113	5,116,237

Operating expenses	3,974,986	3,399,338
Depreciation	1,132,913	707,793

Income from operations	675,214	1,009,106

Other income (expense):
Gain on disposal of property and equipment	(52,644)	(194,541)
Interest expense	243,977	229,986

Total other income (expense)	191,333	35,445

Income before state income tax and discontinued operations	483,881	973,661

State income tax	221,455	129,000

Income before discontinued operations	262,426	844,661

Loss from discontinued operations (Note 5)	(100,251)	(332,947)

Net Income	162,175	511,714

Less: Loss attributable to noncontrolling interest	(2,049)	(136)

Net income attributable to Chico Coffman Tank Trucks, Inc.	$164,224	$511,850

See accompanying notes to consolidated financial statements.

CHICO COFFMAN TANK TRUCKS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
	2012	2011
Cash flows from operating activities:
Income from continuing operations	$262,426	$844,661
Loss from discontinued operations	(100,251)	(332,947)
Adjustments to reconcile income (loss) to net cash provided by operating activities:
Depreciation	1,132,913	707,793
Gain on disposal of property and equipment:	(52,644)	(163,098)
Changes in operating assets and liabilities
Accounts receivable	368,660	335,939
Parts inventory	148,170	176,048
Prepaid expenses, primarily insurance	436,516	580,189
Accounts payable	17,309	(27,929)
Financed insurance premiums payable	(482,608)	(817,029)
Accrued liabilities	74,537	(302,090)

Net cash provided by operating activities	1,805,028	1,001,537

Cash flows from investing activities:
Proceeds from sale of property and equipment	69,365	293,184
Purchase of property and equipment	(11,593)	(98,942)

Net cash provided by investing activities	57,772	194,242

Cash flows from financing activities:
Proceeds from installment and term loans	—	268,546
Payments on installment and term loans	(1,048,936)	(661,244)
Payments on treasury stock notes	(158,598)	(145,004)
Distributions paid	(427,229)	(653,393)

Net cash used in financing activities	(1,634,763)	(1,191,095)

Net increase in cash	228,037	4,684

Cash at beginning of period	2,313	51,342

Cash at end of period	$230,350	$56,026

See accompanying notes to consolidated financial statements.

CHICO COFFMAN TANK TRUCKS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
	2012	2011
Supplemental Cash Flow Disclosures

Interest paid	$243,977	$229,986

Supplemental Disclosure of Non-Cash Investing and Financing Activities

Installment loans issued for purchase of property and equipment	$356,698	$314,043

Installment loans paid as consideration for disposal of property and equipment	$97,436	$—

See accompanying notes to consolidated financial statements.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and business

Chico Coffman Tank Trucks, Inc., a Texas corporation (the Company), was organized to engage in the oil field services industry, including the transportation and disposal of salt water and other oil field fluids in Texas and Oklahoma. The Company currently owns and operates five disposal wells in Wise County, Texas. The Company’s customer base includes national, integrated, and independent oil and gas exploration companies. The Company was organized in February 2003 and is headquartered in Chico, Texas.

Effective July 31, 2012, the Company became a wholly owned subsidiary of Frontier Oilfield Services, Inc. (Note 9).

Principles of consolidation

The consolidated financial statements include the accounts of the Company and its majority and wholly owned subsidiaries, Coffman Disposal, LLC and Brunson Well, LLC, CSWU Well, LLC, Trull Disposal Well, LLC and Trull Well #2, LLC which are wholly owned subsidiaries of Coffman Disposal, LLC. All significant intercompany transactions, accounts and balances have been eliminated in consolidation.

Management estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Cash

Cash includes demand deposits, time deposits, certificates of deposit and short term liquid investments with original maturities of three months or less when purchased. The Federal Deposit Insurance Corporation provides coverage for interest bearing accounts of up to $250,000 and unlimited coverage for non-interest bearing transaction accounts through December 31, 2012. At June 30, 2012, none of the Company’s cash was in excess of federally insured limits.

Accounts receivable

The Company performs periodic credit evaluations of its customers’ financial condition and extends credit to virtually all of its customers on an uncollateralized basis. Credit losses to date have been insignificant and within management’s expectations. The Company provides an allowance for doubtful accounts that is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. Normal accounts receivable are due 30 to 45 days after the issuance of the invoice. Receivables past due more than 60 days are considered delinquent. Delinquent receivables are evaluated for collectability based on individual credit evaluation and specific circumstances of the customer. At June 30, 2012, the Company had not identified any significant customer balances which it believed were uncollectible.

Parts Inventory

The Company’s parts inventory consists of replacement parts for its vehicles and transports and is stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method, which generally matches current costs of inventory consumed in the Company’s operations due to its high monthly turnover.

Property and equipment

The Company’s property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets for financial reporting purposes. Expenditures for normal maintenance and repairs are expensed as incurred. The cost of assets sold or abandoned and the related accumulated depreciation are eliminated from the accounts and any gains or losses are charged or credited to income in the respective period. The estimated useful lives are as follows:

Asset Description	Estimated Useful Life
Trucks and equipment	5-7 years
Salt water disposal wells	5-20 years
Buildings and improvements	15-39 years
Office furniture and equipment	5-7 years

Revenue recognition

The Company recognizes revenues when services are rendered, field tickets are signed and received, and when payment is determinable and reasonably assured. The Company extends unsecured credit to its customers for amounts invoiced.

Income taxes

The Company is organized as a Subchapter S corporation under the provisions of the Internal Revenue Code of 1986 as amended. Accordingly, the consolidated financial statements do not include a provision for Federal income taxes because the Company does not incur Federal income tax liabilities. Instead, its earnings and losses are included in the Stockholder’s Federal income tax return and are taxed based on the Stockholder’s income tax rate.

The Company is subject to the Texas Franchise Tax. At June 30, 2012, the Company has recorded a liability of approximately $304,000, which is included in accrued liabilities on the accompanying consolidated balance sheet.

Fair value measurements

The Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 820, Fair Value Measurements and Disclosures, defines fair value, establishes a framework for measuring fair value in accordance with U.S. generally accepted accounting principles, and requires certain disclosures about fair value measurements. In general, fair values of financial instruments are based upon quoted market prices, where available. If such quoted market prices are not available, fair value is based upon internally developed models that primarily use, as inputs, observable market-based parameters. Valuation adjustments may be made to ensure that financial instruments are recorded at fair value. These adjustments may include amounts to reflect counterparty credit quality and the customer’s creditworthiness, among other things, as well as unobservable parameters. Any such valuation adjustments are applied consistently over time.

Fair value of financial instruments

In accordance with the reporting requirements of ASC Topic 825, Financial Instruments, the Company calculates the fair value of its assets and liabilities which qualify as financial instruments under this standard and includes this additional information in the notes to the consolidated financial statements when the fair value is different than the carrying value of those financial instruments The estimated fair value of cash, accounts receivable and accounts payable, financed insurance premiums payable, and accrued liabilities approximate their carrying amounts due to the short term nature of these instruments. The carrying value of the Company’s long-term debt also approximates fair value since these instruments bear a market rate of interest. None of these instruments are held for trading purposes.

Long-lived assets

The Company periodically reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be realizable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. At June 30, 2012, the Company had not identified any such impairment.

Asset retirement obligations

ASC Topic 410, Asset Retirement and Environmental Obligations, requires companies to recognize a liability for an asset retirement obligation (ARO) at fair value in the period in which the obligation is incurred, if a reasonable estimate of fair value can be made. The Company’s ARO obligation would pertain to the future costs of plugging and abandoning its salt water disposal wells, the removal of equipment and facilities, and returning such land to its original condition.

The Company has not recorded an ARO for the future estimated reclamation costs associated with the operation of the Company’s five salt water disposal wells. The Company is not able to determine the estimated life of its wells and is therefore unable to determine a reasonable estimate of the fair value associated with this liability. The Company believes that any such liability would not be material to the consolidated financial statements taken as a whole.

Recent accounting pronouncements

During the six months ended June 30, 2012 and through October 5, 2012, there were several new accounting pronouncements issued by the Financial Accounting Standards Board the most recent of which was Accounting Standards Update 2012-03, Technical Amendments and Corrections to SEC Sections. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s consolidated financial statements.

2. SIGNIFICANT CONCENTRATIONS

Significant customers

At June 30, 2012 and 2011 and for the six months then ended, the Company had the following customer concentrations.

	Percentage of Revenues		Percentage of Accounts Receivable
	2012	2011	2012	2011
Customer A	40%	38%	19%	16%
Customer B	31%	32%	32%	31%
Customer C	10%	8%	16%	22%

3. PROPERTY AND EQUIPMENT

Property and equipment is comprised of the following at June 30, 2012:

Land and buildings	$993,425
Vehicles	13,105,318
Salt water disposal wells	3,307,844
Machinery and equipment	642,438

18,049,025
Less: accumulated depreciation	(10,448,803)

Net property and equipment	$7,600,222

4. BORROWINGS

Line of credit

The Company has a $500,000 line of credit to a financial institution which was originated on March 24, 2011. The line of credit has a variable interest rate equal to the Prime rate plus 1% with a minimum rate of 5% and requires monthly interest only payments. The line of credit is secured by the Company’s buildings, accounts receivable and a life insurance policy on the Company’s sole stockholder. The principal balance and any accrued interest was due on May 13, 2012, however, the Company’s lender provided a verbal extension of the line of credit due to the pending sale of the Company. The line of credit was repaid during July 2012 (Note 9).

Installment and term loans

The Company’s loans are comprised of approximately one hundred installment and term loans with principal balances ranging from $19,486 to $321,109 for property and equipment used in the Company’s operations. At June 30, 2012, the loans have various maturity dates and interest rates ranging from 4.75% to 9.01% and require monthly minimum payments of principal and interest ranging from $471 to $7,431. The Company’s loans with two financial institutions aggregating approximately $1,967,000 at June 30, 2012, requires the balance of the loans to be paid when there is a change in ownership of 25% (see Note 9). As a result of the sale of the Company these loans have been classified as current in the accompanying consolidated balance sheet. The Company’s installment and term loans are collateralized by the property and equipment purchased with the respective loan.

During April 2012, the Company entered into a $500,000 short term loan which matured 15 days after the date of issuance. The loan has a variable interest rate equal to the Prime rate plus 1% with a minimum rate of 5%. The loan is secured by the Company’s buildings, accounts receivable and a life insurance policy on the Company’s sole stockholder. On the maturity date of the loan, the Company entered into a verbal agreement with the lender which provided that the Company make a one-time payment of $150,000 by May 31, 2012 and continue making weekly payments of $50,000 until the loan is paid in full.

The Company’s installment and term loans were repaid during July 2012 (Note 9).

Treasury stock notes

The Company issued two notes payable for the purchase of treasury stock from the parents of the Company’s sole stockholder. The primary and secondary notes payable had an original principal balance of $3,445,708 and $219,555, respectively, at the date of issuance. The notes bear interest at a rate of 4.79% and are payable in combined monthly principal and interest payments of $35,491 and mature on December 1, 2018. The primary note was secured by all of the Company’s assets and a deed of trust covering four tracts of land which contain the Company’s disposal wells and buildings. The secondary note is unsecured.

The treasury stock notes also contain a change of control provision providing that a change in control of the Company constitutes an event of default. In connection with the sale of the Company (Note 9), the holders of the treasury stock notes entered into a subordination agreement which provided, among other things, that the holders waived any right and security provided by the treasury stock note agreements and further waived their right to accelerate the payment of the treasury stock notes. Additionally, the treasury stock notes are subordinated to the senior debt incurred as a result of the sale of the Company.

5. DISCONTINUED OPERATIONS

The Company has discontinued certain well service operations that are accounted for as “Discontinued Operations” under the applicable accounting guidance. The well service operations were discontinued to eliminate losses associated with this line of business and to concentrate on its core services. The Company completed the exit of this line of business as of March 31, 2012 when all remaining assets and liabilities were absorbed by the Company. Continuation of these services is limited to satisfying the needs of current water disposal customers with limited continuing cash flows resulting therefrom. The components of discontinued operations for the periods presented are as follows:

	Six Months Ended June 30,
	2012	2011
Net revenue	$91,205	$1,085,657
Cost of revenue	152,796	1,163,469
Operating expenses	37,482	209,954
Loss on disposal of property and equipment	—	31,443
Interest expense	1,178	13,738

Loss from discontinued operations	$(100,251)	$(332,947)

6. EMPLOYEE BENEFIT PLAN

The Company sponsors a 401(k) defined contribution plan covering substantially all employees. The Company is required and generally matches contributions up to a maximum of 4% of the participant’s earnings. Matching contributions during the six months ended June 30, 2012 and 2011 were approximately $29,000 and $24,000, respectively. For the year ended December 31, 2012, the Company anticipates matching contributions at 4% of the participants’ earnings.

7. COMMITMENTS AND CONTINGENCIES

Leases

The Company is obligated under three operating leases for its five disposal well locations and one additional lease for livestock grazing. The individual leases are due to expire between 2018 and 2034. Two of the Company’s leases provide for optional renewals at the discretion of the Company. The Company’s estimated future lease obligations under the terms of the above leases are as follows:

Years Ending July 31,	Total
2013	$110,400
2014	105,600
2015	105,600
2016	105,600
2017	96,800

$524,000

Contingencies

The Company was named as a defendant in a lawsuit filed by a vendor for breach of contract for uniform rentals. The Company, as defendant, brought a counter-claim against the vendor for damages resulting from its breach of contract. During August 2012, the Company entered into a settlement agreement with the vendor which provided, among other things, that the Company remit approximately $81,000 to the vendor. The Company has recorded a liability associated with this settlement agreement which is included within accrued liabilities on the accompanying consolidated balance sheet.

The Company’s director and sole shareholder has authorized the drilling of a sixth disposal well during 2012 with an estimated cost of $1.5 million. Through the date of the consolidated financial statements no significant costs have been incurred related to the development of this new disposal well.

8. RELATED PARTIES AND TRANSACTIONS

The Company owns 99% of Coffman Disposal, LLC and the remaining 1% is owned personally by the Company’s sole stockholder. Coffman Disposal, LLC owns 100% of the Brunson Well, LLC, CSWU Well, LLC, Trull Well #2, LLC and the Trull Disposal Well, LLC. The 1% of Coffman Disposal owned by the Company’s sole stockholder was acquired by Frontier Oilfield Services, Inc. as part of its acquisition of the Company during July 2012 (Note 9).

The Company made distributions to Mr. Coffman totaling $421,973 during the six month period ended June 30, 2012 and $653,393 during the six month period ended June 30, 2011. Additionally, the Company’s Board of Directors approved $300,000 in annual compensation be paid to Mr. Coffman for the year ended December 31, 2012.

9. SUBSEQUENT EVENTS

Effective July 31, 2012, the Company’s shareholder executed a stock purchase agreement with Frontier Acquisition I, Inc., a wholly owned subsidiary of Frontier Oilfield Services, Inc. (Frontier). Under the terms of the agreement the shareholder received total consideration of approximately $16,987,000 in the form of cash, settlement of the Company’s existing debt and common stock of Frontier in exchange for the outstanding common stock of the Company. The consideration paid by Frontier is subject to adjustment based on the terms of the stock purchase agreement. As a result of the stock purchase agreement, the Company became a wholly owned subsidiary of Frontier Oilfield Services, Inc.